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                                                     Exhibit 21








        SUBSIDIARIES OF THE DAYTON POWER AND LIGHT COMPANY


The Dayton Power and Light Company had the following wholly owned subsidiaries on March 11, 1994:



                                                       State of
Name                                                 Incorporation
- ----                                                 -------------

MacGregor Park, Inc.                                    Ohio
DP&L Community Urban Redevelopment Corporation          Ohio
Miami Valley Equipment, Inc.                            Ohio

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